Exhibit 10

Sales Plan

Sales Plan, adopted November 9, 2009 (the “Sales Plan”), between Harvey Operating and Production Company (“Seller”) and J.P. Morgan Securities Inc. (“JPMSI”).  The purpose of this Sales Plan is to achieve the investment objectives of broader diversification of investments, while reducing the risk of over concentration in a particular investment.

RECITALS

WHEREAS, the Seller desires to establish this Sales Plan to sell common shares (the “Stock”) of Intrepid Potash, Inc. (“the “Issuer”); and

WHEREAS, the Seller desires to sell a total of 1,450,000 shares of Stock minus the number of aggregate shares sold between November 9, 2009 and December 14, 2009 by the Seller through JPMSI pursuant to the Seller’s Sales Plan dated 6/8/09 with JPMSI (the “Total Plan Shares”), and

WHEREAS, the Seller desires to engage JPMSI to effect sales of shares of Stock in accordance with the Sales Plan;

NOW, THEREFORE, the Seller and JPMSI hereby agree as follows:

A.  IMPLEMENTATION OF THE SALES PLAN

1.       JPMSI shall effect sales (each a “Sale”) of shares of Stock only on days on which the New York Stock Exchange (the “Exchange”) is open and the Stock trades regular way on the Exchange, pursuant to the specific instructions specified on Schedule A.

2.       Seller acknowledges and agrees that JPMSI will handle the above order on a best efforts basis.  In the event any limit prices of orders are away from the prevailing market prices at any time, there can be no assurance that such orders will be executed in whole or in part.  Seller agrees that all orders may be partially executed and will not be treated as an all or none order.

3.       Seller agrees to deposit 1,450,000 shares of Stock into the JPMorgan Chase Bank, N.A. Asset Custody Account or JPMSI Margin Brokerage Account (“Account”).  JPMSI shall withdraw Stock from the Seller’s Account in order to effect sales of Stock under this Sales Plan.  If on any day that sales are to be made under this Sales Plan the number of shares of Stock in the Seller’s Account is less than the number of shares to be sold on such day, then JPMSI shall notify Seller promptly of such deficiency, and Seller agrees to promptly deposit into the Account the number of shares of Stock necessary to eliminate such deficiency.

4.       Seller agrees not to remove or transfer shares of Stock out of the Account, in any manner that would cause an alteration of, or deviation from, the terms of this Sales Plan.

5.       To the extent that any Stock remains in the Seller’s Account upon termination of this Sales Plan, JPMSI agrees to return any such Stock for which JPMSI had restrictions removed for the purpose of this Sales Plan promptly to the Issuer’s transfer agent for relegending to the extent that such Stock would then be subject to transfer restrictions in the hands of the Seller.

6.       JPMSI will deduct its reasonable and customary commissions from the proceeds of sales of Stock under this Sales Plan, together with any other expenses incurred by JPMSI in connection with such sales.

7.       The Total Plan Shares, the shares to be sold on a particular day, and the limit prices, shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Stock or any change in capitalization with respect to the Issuer that occurs during the term of this Sales Plan.

8.       Subject to Paragraph F.5, this Sales Plan shall become effective on November 09, 2009 (“Effective Date”), and shall terminate on the earlier of (a) the close of business on November 8, 2010; (b) the date on which the Total Plan Shares have been sold; (c) the date this Sales Plan is terminated pursuant to Section E; (d) the date on which the unit of JPMSI responsible for executing sales of Stock pursuant to this Sales Plan receives notice or otherwise becomes aware of (i) a tender or exchange offer with respect to the Stock or a merger, acquisition, reorganization, recapitalization or comparable transaction affecting the securities of the Issuer as a result of which the Stock is to be exchanged or converted into shares of another company; (ii) the death or mental incapacity of the Seller; or (iii) the commencement or impending commencement of any proceedings in respect of or triggered by Seller’s bankruptcy or insolvency.

9.       Seller acknowledges and agrees that he does not have authority, influence or control over any sales of Stock effected by JPMSI pursuant to this Sales Plan, and will not attempt to exercise any authority, influence or control over such sales.  JPMSI agrees not to seek advice from Seller with respect to the manner in which it effects sales under this Sales Plan.  JPMSI shall execute the trades in such a way as to attempt to minimize the negative price impact on the market and to attempt to maximize the prices obtained for the shares sold.  JPMSI may use its discretion in how to work the order to attempt to achieve the best execution above the minimum price per share, but at no time will the Seller communicate to JPMSI any instructions on how to execute the order.

10.     Seller will be notified of all transactions pursuant to customary trade confirmations that are provided in the normal course of business. In addition, JPMSI will use reasonable best efforts to notify both the Issuer and the Seller via email of each transaction pursuant to this Sales Plan no later than one business day after the trading date of such transaction.

11.     Seller understands that JPMSI may not be able to effect a sale due to a market disruption or a legal, regulatory or contractual restriction applicable to JPMSI, an insufficient number of shares of Stock being in the Account, JPMSI having received written confirmation from the Issuer that the Issuer has not complied with the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are a condition to complying with Rule 144 or 145 under the Securities Act of 1933 (the “Securities Act”), or a pending sale under this Sales Plan causing Seller to exceed any applicable volume limitations of Rule 144 or 145 under the Securities Act.  If any sale cannot be executed as required by Paragraph A.1 due to: (a) Issuer not complying with the reporting requirements of Section 13 or 15(d) of the Exchange Act that are a condition to complying with Rule 144 or 145 under the Securities Act, JPMSI will carry over any unsold shares to be sold in whole or in increments pursuant to the terms of Schedule A as and when the Issuer has provided written confirmation to JPMSI that the Issuer is currently compliant with such reporting requirements; (b) the applicable volume limitations of Rule 144 or 145 under the Securities Act, then JPMSI will recalculate the volume limitations on a weekly basis and carry over any unsold shares to be sold in whole or in increments pursuant to the terms of Schedule A as and when the volume limitations permit; or (c) a market disruption, a legal, regulatory or contractual restriction applicable to JPMSI or any other such event, such sale shall be cancelled and shall not be effected pursuant to this Sales Plan, and, notwithstanding any language to the contrary herein, there shall be no carryover associated with such cancelled sale.

12.     It is the intent of the parties that this Sales Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and this Sales Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c).

13.     In the event that it is necessary for JPMSI to borrow or purchase shares of Stock in order to complete any sale on behalf of Seller pursuant to this sales Plan, Seller authorizes JPMSI to borrow or purchase such shares and agrees to be responsible for any expense or loss which JPMSI may sustain relating to such borrowing or purchase, including any expense or loss JPMSI may sustain as a result of its inability to borrow or purchase shares of Stock to complete its delivery obligation.

B.  RULES 144 AND 145

The following three paragraphs shall only apply to Sellers who are subject to Rules 144 and 145.

1.       JPMSI agrees to conduct all sales in accordance with the manner of sale requirement of Rule 144 or 145 under the Securities Act, and in no event shall JPMSI effect any such sale if such sale would exceed the then applicable volume limitation under Rule 144, assuming JPMSI’s sales under this Sales Plan and those notified to JPMSI pursuant to Paragraph B.3 are the only sales subject to that limitation.  JPMSI will be responsible for completing and filing on behalf of the Seller the required Form 144s that Seller shall execute and provide, as requested by JPMSI. Seller understands and agrees that JPMSI shall make one Form 144 filing at the start of each three-month period with the initial filing made on the date on which the first order to sell Stock is placed hereunder.

2.       Each such Form 144 shall state in the “Remarks” section that the sales thereunder are being made pursuant to a previously adopted plan intended to comply with Rule 10b5-1(c), shall include the date the Seller adopted this Sales Plan and shall indicate that the representation regarding the Seller’s knowledge of material information speaks as of the adoption date of this Sales Plan.

3.       Seller agrees not to take any action that would cause the sales not to comply with Rule 144 or 145, and Seller agrees not to cause any person or entity with which Seller would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 to take any action that would cause the sales not to comply with Rules 144 or 145.  Seller will provide notice of any such transactions during the three months preceding the date hereof and may not enter into any other selling program or transaction without the prior consent of JPMSI.

C.  REPRESENTATIONS AND AGREEMENTS OF SELLER

1.       Seller represents and warrants that as of the time of execution of, and entering into, this Sales Plan: (a) to the best of Seller’s knowledge there is no blackout period (as defined in 17 C.F.R. Section 245.100(b), a “Blackout Period”) in effect for Issuer, (b) the Seller is not aware of material, nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock) or of the actual or approximate beginning or ending dates of a Blackout Period for Issuer, and (c) the Seller is entering into this Sales Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act or other applicable securities laws.

2.       At the time of Seller’s execution of this Sales Plan, Seller has not entered into or altered a corresponding or hedging transaction with respect to the Total Plan Shares.  Seller agrees not to enter into any such transaction while this Sales Plan remains in effect.

3.       Seller agrees to make all filings, if any, required under and monitor his own compliance with Sections 13(d), 13(g) and 16 of the Exchange Act.

4.       Except as provided in Paragraph B.1, Seller acknowledges and agrees that JPMSI has no duty to determine whether Seller has violated Rules 144 or 145 under the Securities Act, or Sections 13(d), 13(g) or 16 of the Exchange Act or the rules adopted by the SEC thereunder.  Seller understands that this Plan in no way alters his obligations and responsibilities under Section 16, including those prohibitions against short swing profits.

5.       Seller understands that there may be specific state law restrictions or limitations applicable to this Sales Plan. Seller acknowledges and agrees that JPMSI has not provided Seller with any tax, accounting or legal advice.  Seller understands that he should seek the advice of counsel regarding this Sales Plan and the various securities and tax law issues related thereto.

6.       Seller agrees to notify JPMSI immediately in the event of trading restrictions being imposed as the result of any lock up event restricting sales by affiliates, such as a stock offering or tender offer.

7.       Seller represents and warrants that he is able to sell shares of Stock, as contemplated by this Sales Plan, in accordance with the Issuer’s insider trading policies and Seller has obtained the acknowledgement of the Issuer to enter into this Sales Plan. Seller further represents and warrants that the Stock is not subject to any liens, security interests or other impediments to transfer (except for limitations imposed by Rules 144 or 145, if applicable).

D.  INDEMNIFICATION AND LIMITATION ON LIABILITY

1.       Seller agrees to indemnify and hold harmless JPMSI and its directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or attributable to JPMSI’s actions taken or not taken in compliance with this Sales Plan or arising out of or attributable to any breach by Seller of this Sales Plan (including Seller’s representations and warranties hereunder) or any violation by Seller of applicable laws or regulations.  This indemnification shall survive termination of this Sales Plan.  Notwithstanding the foregoing, Seller shall have no indemnification obligation to the extent any claims, losses, damages or liabilities are due to the gross negligence, recklessness or willful misconduct of JPMSI or any other indemnified person.

2.       Notwithstanding any other provision hereof, JPMSI shall not be liable to Seller for: (a) special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen; or (b) any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as “acts of God”.

E.  SUSPENSION, TERMINATION AND AMENDMENT

1.       This Sales Plan may be (a) suspended or terminated by Issuer at any time upon one business day prior written notice or (b) terminated by Seller at any time upon one business day prior written notice.  Any such suspension or termination shall be made in good faith and not as a part of a plan or scheme to evade the prohibitions of Rule 10b5-1 or other applicable securities laws.  JPMSI will require certain representations from

Seller and acknowledgement of Issuer as a condition to such suspension or termination in substantially the same form as set forth in Exhibit B.

2.       This Sales Plan shall be suspended, or at JPMSI’s option, terminated, if JPMSI receives notice, whether pursuant to Paragraph C.6 or otherwise, of the occurrence of any legal, contractual or regulatory restriction applicable to Seller or its affiliates, including without limitation, any restriction related to a merger or acquisition, or a stock offering requiring an affiliate lock-up, that would prohibit sales pursuant to this Sales Plan.

3.       Seller may amend or modify this Sales Plan only upon the written consent of JPMSI and Issuer.  Any such amendment or modification shall be made in good faith and not as a part of a plan or scheme to evade the prohibitions of Rule 10b5-1 or other applicable securities laws.  Seller agrees that he will not amend or modify this Sales Plan at any time:  (a) that a Blackout Period is in effect for Issuer or (b) that he is aware of any material non-public information about the Issuer and/or the Stock or of the actual or approximate beginning or ending dates of a Blackout Period for Issuer.  JPMSI will require certain representations from Seller and acknowledgement of Issuer as a condition to such amendment or modification in substantially the same form as set forth in Exhibit A.

F.  GENERAL

1.       This Sales Plan shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles and may be modified or amended only by a writing signed by the parties hereto and acknowledged by the Issuer.

2.       This Sales Plan shall be subject to all terms and conditions governing the Seller’s Account, including the General Terms for Accounts and Services, the Asset Account Agreement and the JPMSI Brokerage Agreement, including such provisions dealing with binding arbitration and waiving the right to litigate.  This Sales Plan, together with the terms and conditions referenced in the preceding sentence, as well as any amendments or modifications made pursuant to this Sales Plan and those terms and conditions, represent the complete agreement between the parties on these subjects.

3.       All notices to JPMSI under this Sales Plan shall be given to JPMSI by facsimile at (212) 464-1118 or by certified mail at J.P. Morgan Securities Inc., 345 Park Avenue, 6th Floor, New York, NY  10154, Attn:  Richelle Mackiewicz. All notices to Issuer under this Sales Plan shall be given to Issuer by e-mail to Geoff Williams (geoff.williams@intrepidpotash.com) and to David Honeyfield (david.honeyfield@intrepidpotash.com). All notices to Seller under this Sales Plan shall be given to Seller by e-mail to Hugh Harvey (hugh.harvey@intrepidpotash.com).

4.       Seller’s rights and obligations under this Sales Plan may not be assigned or delegated without the written permission of JPMSI.

5.       This Sales Plan shall not be effective until executed by Seller and JPMSI, and acknowledged by Issuer.  This Sales Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

Harvey Operating and Production Company

By:	/s/ Hugh E. Harvey, Jr.		November 9, 2009

	Name:	Hugh E. Harvey, Jr.

	Title:	President

J.P. Morgan Securities Inc.

By:	/s/ Richelle Mackiewicz		November 9, 2009

	Name:	Richelle Mackiewicz

	Title:	Managing Director

Acknowledged:

Intrepid Potash, Inc.

By:	/s/ Martin D. Litt	November 9, 2009

Name:	Martin D. Litt

Title:	Executive Vice President and General Counsel

Address:	707 17th Street, Suite 4200

Denver, CO 80202